Exhibit 2(k)(10)

WELLS FARGO BANK, N.A.

as Custodian,

DURA ROCK LF TRUST
(for and with respect to its Rochdale High Yield Advances Fund series),

as Purchaser,

PEACHTREE FUNDING NORTHEAST, LLC,

as Seller,

and

SETTLEMENT FUNDING, LLC,

as Servicer

CUSTODIAN AND VERIFICATION AGREEMENT

Dated as of April ___, 2011

TABLE OF CONTENTS

1.	Definitions	1
2.	Appointment of the Custodian	3
3.	Delivery of Individual SUBI Contract Files	3
4.	Certification Regarding Individual SUBI Contract Files	4
5.	Deficiencies and Exceptions in SUBI Contract Files	5
6.	Custodial Obligations of the Custodian	5
7.	Release of SUBI Contract Files	6
8.	Fees and Expenses of the Custodian	8
9.	Inspection	8
10.	Insurance of the Custodian	8
11.	Intentionally Omitted	8
12.	Copies of SUBI Contract Files	8
13.	Resignation by and Removal of Custodian; Successor Custodian	8
14.	Indemnity	10
15.	Limitation of Liability	10
16.	Purchaser, Seller and the Servicer Remain Liable	13
17.	Term of Agreement	14
18.	Authorized Representatives	14
19.	Notices	14
20.	GOVERNING LAW	16
21.	CONSENT TO SERVICE; SUBMISSION TO JURISDICTION; WAIVER OF TRIAL BY JURY	16
22.	Assignment; Binding Effect	17
23.	Counterparts	17

24.	Heading	17
25.	Representations, Warranties and Covenants of the Custodian	17
26.	ADVICE FROM INDEPENDENT COUNSEL	19
27.	Merger or Consolidation of the Custodian	19
28.	Amendments	19
29.	Other Agreements	19
30.	Limited Recourse	19
31.	Series Disclaimer and Acknowledgment	20

Annexes and Exhibits

Annex I	SUBI Contract File
Annex II	Schedule of Fees for Custodian
Annex III	Authorized Representatives

Exhibit A	Form of Verification Certificate
Exhibit B	Form of Custodian Monthly Report
Exhibit C	Form of Request for Release of Documents
Exhibit D	Form of Return of Documents to Custodian

CUSTODIAN AND VERIFICATION AGREEMENT

THIS CUSTODIAN AND VERIFICATION AGREEMENT, dated as of April ____, 2011 (this “Agreement”), is made by and among WELLS FARGO BANK, N.A., as custodian and verification agent (together with its successors in such capacity, the “Custodian”), SETTLEMENT FUNDING, LLC, as Servicer (together with its successors in such capacity, the “Servicer”), PEACHTREE FUNDING NORTHEAST, LLC, as Seller (the “Seller”), and DURA ROCK LF TRUST, for and with respect to its Rochdale High Yield Advances Fund series, as Purchaser (the “Purchaser”).

W I T N E S S E T H

WHEREAS, pursuant to that certain Sale and Purchase Agreement of even date herewith by and between the Seller and the Purchaser (the “Sale and Purchase Agreement”), the Seller has agreed to sell to the Purchaser, and the Purchaser has agreed to purchase from the Seller, certain litigation proceeds purchase contracts (a “SUBI Underlying Contract”, and collectively, “SUBI Underlying Contracts”);

WHEREAS, the Purchaser will allocate and transfer all such SUBI Underlying Contracts purchased thereby to the Series pursuant to the Trust Agreement and the SUBI Supplement, it being understood that such SUBI Underlying Contracts will constitute SUBI Assets and be part of the Series immediately upon purchase thereof by the Purchaser;

WHEREAS, the Purchaser desires that the Custodian hold the SUBI Contract Files and other documents related to the SUBI Underlying Contracts as the custodian; and

WHEREAS, the parties hereto desire that the Custodian take certain other actions and perform certain duties and services, all as expressly specified herein, for the benefit of the specific parties more specifically set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.           Definitions. All capitalized terms used, but not otherwise defined herein shall have the following meanings or the meaning more specifically set forth in the Sale and Purchase Agreement:

“Affiliate” means, with respect to any Person, any other Person that (at the time when the determination is to be made) directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified Person.  As used in the foregoing sentence, the term “control” (including, with correlative meaning, the terms “controlling,” “controlled by” and “under common control with”) means the power to direct the management of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Authorized Representatives” has the meaning set forth in Section 18(a).

“Business Day” means any day other than a Saturday or Sunday or any other day on which commercial banking institutions in New York, New York, Salt Lake City, Utah or Minneapolis, Minnesota are authorized or obligated by Law to be closed.

“Custodian” has the meaning set forth in the preamble.

“Custodian Fee” has the meaning set forth in Section 8.

“Custodian Monthly Report” has the meaning set forth in Section 6(d).

“Deficiency” has the meaning set forth in Section 4(b).

“Indemnified Amounts” has the meaning set forth in Section 14.

“Indemnified Party” has the meaning set forth in Section 14.

“Inspectors” has the meaning set forth in Section 9.

“Law” means any statute, law, ordinance, regulation, rule code, requirement or rule of law (including insurance, tax, and common law) of any Governmental Authority.

“Purchaser” has the meaning set forth in the preamble.

“Request for Release of Documents” has the meaning set forth in Section 7(a).

“Required Documents” has the meaning set forth in Section 4(a).

“Rochdale Fund” means Rochdale High Yield Advances Fund LLC, a Delaware limited liability company.

“Sale and Purchase Agreement” has the meaning set forth in the recitals.

“Seller” has the meaning set forth in the preamble.

“Servicer” has the meaning set forth in the preamble.

“Servicing Agreement” means that certain Servicing Agreement, dated as of April ___, 2011, by and between the Purchaser and the Servicer.

“SUBI Contract File” means, with respect to any SUBI Underlying Contract, purportedly executed copies of each of the documents set forth in Annex I.

“SUBI Underlying Contract” has the meaning set forth in the recitals.

“Transaction Documents” means this Agreement, the Sale and Purchase Agreement, the Servicing Agreement and each Assignment.

“Underlying Contract Schedule” has the meaning set forth in Section 3(a).

“Verification Certificate” has the meaning set forth in Section 4(a).

“Verification Criteria” has the meaning set forth in Section 4(a).

2.          Appointment of the Custodian.  Subject to the terms and conditions hereof, the Purchaser hereby appoints the Custodian, and the Custodian hereby accepts such appointment and agrees to act as verification agent on behalf of the Rochdale Fund, and as custodian on behalf of the Purchaser, and to maintain exclusive custody of the SUBI Contract Files pertaining to the SUBI Underlying Contracts and the Related Assets and the other items in or that become part of the SUBI Contract Files that are delivered to the Custodian.  In performing its duties hereunder, the Custodian agrees to act in good faith, in accordance with Law applicable to the Custodian, exercising the express standard of care provided for in this Agreement, which shall, for all purposes hereof be the duty not to act with gross negligence or willful misconduct or otherwise to breach the implied contractual covenant of good faith and fair dealing.

3.          Delivery of Individual SUBI Contract Files.

(a)           Not later than 10:00 A.M. (Minneapolis, Minnesota time) two (2) Business Days prior to each Purchase Date, the Seller shall (i) deliver (or cause to be delivered) to the Custodian an Underlying Contract Schedule in an electronic format reasonably acceptable to the Custodian listing each of the SUBI Underlying Contracts that is contemplated to be purchased by the Purchaser from the Seller on such Purchase Date and (ii) deliver (or cause to be delivered) and release to the Custodian, in an electronic format reasonably acceptable to the Custodian, what purports to be the SUBI Contract File pertaining to each of the SUBI Underlying Contracts that are contemplated to be purchased by the Purchaser from the Seller on such Purchase Date.  For purposes hereof, the term “Underlying Contract Schedule” means, as of any date and with respect to a SUBI Underlying Contract, a written schedule setting forth for such SUBI Underlying Contract: (i) the SUBI Underlying Contract number; and (ii) the full name of the related Claimant.  Contemporaneously with the delivery by the Seller of the Underlying Contract Schedule, the Seller shall deliver an exhibit to such Underlying Contract Schedule that lists all Required Documents with respect to the SUBI Underlying Contracts identified on such Underlying Contract Schedule.

(b)           The Custodian shall be entitled to rely upon the related Underlying Contract Schedule and the information provided therein supplied by the Seller pursuant to Section 3(a) as the conclusive schedule for purposes of the Custodian’s confirmation of receipt of a purported SUBI Contract File pursuant to Section 4 hereof.

(c)           From time to time, the Purchaser, the Seller or the Servicer may forward to the Custodian for inclusion in the applicable SUBI Contract File as designated in writing by the delivering party accompanied by a schedule in an electronic format reasonably acceptable to the Custodian, any additional documents which come into existence and are purportedly required to be included in a SUBI Contract File previously delivered by the Seller to the Custodian.  Such documents upon receipt by the Custodian shall be considered a part of, and be held by the Custodian with, the designated SUBI Contract File to the same extent and in the same manner as all other documents and instruments constituting a part thereof.  The Custodian shall not have any obligation to perform any verification or certification with respect to such documents as may be delivered to the Custodian pursuant to this paragraph after the Custodian’s receipt of the initial purported SUBI Contract File.

4.          Certification Regarding Individual SUBI Contract Files.

(a)           Not later than two (2) Business Days after the receipt from Seller by the Custodian of what purports to be the SUBI Contract File pursuant to Section 3(a) above, the Custodian shall (A) review such purported SUBI Contract File based solely on the criteria set forth in this Section 4 and Schedule 1 to the Verification Certificate (as defined below); and (B) (i) the Custodian shall deliver to the Rochdale Fund, the Purchaser, Servicer and Seller a certificate (each such certificate, a “Verification Certificate”), in the form annexed as Exhibit A hereto, to the effect that, as to each SUBI Underlying Contract listed on the Underlying Contract Schedule delivered with respect to such Purchase Date to the Custodian pursuant to Section 3(a), (1) all documents, agreements, orders and instruments listed in the Underlying Contract Schedule as having been included in the related SUBI Contract File as of such date (collectively, the “Required Documents”) have been delivered by the Seller to the Custodian and are in the Custodian’s possession, (2) such SUBI Underlying Contract has been purportedly signed by the Claimant and all other Required Documents delivered to the Custodian and listed in the Underlying Contract Schedule have been purportedly signed on all signature lines appearing on such documents, including signature lines for notaries and/or witnesses and (3) such SUBI Underlying Contract meets the criteria set forth on Schedule 1 to the Verification Certificate (as such criteria may be supplemented, amended or otherwise modified by the Rochdale Fund, with the prior written consent of the Custodian, which consent shall not be unreasonably withheld) (items (1) through (3) above collectively referred to as the “Verification Criteria”); provided, however, that (ii) if the Custodian determines that any of the Verification Criteria has not been met, the Custodian shall attach to the Verification Certificate a written report of the Deficiencies in the purported SUBI Contract File, substantially in the form of Schedule X to the Verification Certificate attached hereto in accordance with Section 5 of this Agreement; provided further, that, if Custodian receives ten (10) or more such SUBI Contract Files in any twenty-four (24) hour period, the two (2) Business Day time period specified above shall be extended a commercially reasonable amount of time by agreement among the Rochdale Fund, Seller and Custodian.  Notwithstanding anything in this Agreement (including Annex I) to the contrary, in no event shall the Custodian have any duty or obligation to confirm any criteria other than the Verification Criteria. For the sake of clarity, the descriptions contained in Annex I of the documents, agreements, orders and instruments that are labeled or otherwise purport to be each of the Required Documents, shall not be considered criteria to be verified by the Custodian.

(b)           For purposes herein, the term “Deficiency” shall mean as of any date and with respect to any SUBI Contract File, the failure of such SUBI Contract File or the related SUBI Underlying Contract to meet any of the Verification Criteria that, as of such date, remains uncured or unwaived.

(c)           Subject to the terms and conditions of the Sale and Purchase Agreement, the Purchaser’s obligation to purchase any SUBI Underlying Contract from the Seller on the applicable Purchase Date shall be subject to the Purchaser’s receipt from the Custodian of a

Verification Certificate noting no Deficiency in the applicable SUBI Contract File.

5.          Deficiencies and Exceptions in SUBI Contract Files.

(a)           The Custodian shall deliver to the Rochdale Fund, the Purchaser, Servicer and Seller Verification Certificates, together with any Deficiencies, if any, noted thereon in accordance with Section 4(a).  Deficiencies must be cured by the Seller or waived by the Purchaser and the Rochdale Fund or the Servicer (at the direction of the Purchaser and the Rochdale Fund) within fifteen (15) days of the date of receipt of such Verification Certificate noting one or more Deficiencies (it being understood by the Rochdale Fund, the Purchaser, Seller and Servicer that the SUBI Underlying Contract as to which an uncured or unwaived Deficiency exists shall not be deemed a SUBI Underlying Contract under the Sale and Purchase Agreement).  To the extent a Deficiency is not cured or waived, the Custodian shall continue to note the existence of such Deficiency in the Custodian Monthly Report.

(b)           The Custodian shall note any continuing Deficiency in accordance with Section 5(a) and shall retain the purported SUBI Contract File containing any Deficiency, or, at the written direction and expense of the Seller, return such SUBI Contract File to the Seller.  The Custodian shall use United Parcel Service, Federal Express or other nationally recognized overnight courier service for the purpose of transmission of such SUBI Contract File in the performance of the Custodian’s duties hereunder. The Seller will arrange for the provision of such services and transmission at its sole cost and expense by providing the Custodian with Seller’s account number with respect to the Seller’s preferred nationally recognized overnight courier service and will maintain such insurance against loss or damage to SUBI Contract Files as Seller deems appropriate. It is expressly agreed that in no event shall the Custodian have any liability for any losses or damages to any person arising out of actions of the Custodian in accordance with instructions of the Seller relating to the transmission of SUBI Contract Files as described in this Section. The Custodian is hereby authorized to use a nationally recognized courier service in accordance with the foregoing provisions and shall be indemnified by the Seller for any claim arising from using such courier service.

(c)           If the Purchaser and the Rochdale Fund both elect to (i) waive any uncured Deficiency with respect to a SUBI Underlying Contract as set forth in the Custodian Monthly Report and (ii) have Purchaser purchase such SUBI Underlying Contract, the existence of such Deficiency shall not constitute the basis for which Purchaser may require the Seller to repurchase such SUBI Underlying Contract from the Purchaser pursuant to Section 2.4 of the Sale and Purchase Agreement.

6.          Custodial Obligations of the Custodian.

(a)           The Custodian shall segregate from the assets of the Custodian, and maintain continuous custody of, the purported SUBI Contract Files in secure and fire resistant facilities in accordance with the terms of this Agreement.  Within one (1) Business Day of Custodian obtaining actual knowledge of any failure on the part of the Custodian to hold the SUBI Contract Files and maintain its accounts, records and computer systems as expressly herein provided, the Custodian shall report in writing to the Rochdale Fund, the Servicer and the Purchaser of such failure and take appropriate action promptly to remedy such failure.

(b)           With respect to all documents, agreements, orders and instruments constituting each purported SUBI Contract File in the Custodian’s possession, the Custodian shall and hereby acknowledges and agrees that it (i) acts as the custodian for Purchaser to perfect by possession the ownership interest of the Purchaser in the documents, agreements, orders and instruments constituting such SUBI Contract File for the benefit of the Purchaser, (ii) holds all documents agreements, orders and instruments constituting such SUBI Contract File received by the Custodian for the sole and exclusive use and benefit of the Purchaser, (iii) shall designate in its books and records the Purchaser as the legal and equitable owner of all rights, titles and interests in and to such SUBI Contract File deposited with the Custodian, and (iv) will make dispositions thereof only in accordance with the terms of this Agreement or with prior written instructions furnished by the Purchaser.  In no event shall the Custodian be responsible for the perfection, maintenance or continuation of any security interest or lien hereunder, nor for the preparation or filing of any financing statements.

(c)           In the event that (i) the Purchaser, the Servicer or the Custodian shall be served by a third party with any type of levy, attachment, writ or court order with respect to any SUBI Contract Files or a document included within any SUBI Contract Files or (ii) a third party shall institute any court proceeding by which any SUBI Contract Files or a document included within any SUBI Contract Files (or copies thereof) shall be required to be delivered otherwise than in accordance with the provisions of this Agreement, the party receiving such service shall use its best efforts promptly to deliver or cause to be delivered to the other parties to this Agreement copies of all court papers, orders, documents and other materials concerning such proceedings received by it. The Custodian shall continue to hold and maintain all purported SUBI Contract Files in accordance with the terms and conditions of this Agreement that are the subject of such proceedings pending the issuance and service upon the Custodian of a final non-appealable order of a court of competent jurisdiction permitting or directing disposition thereof. Upon the Custodian’s receipt of service of such a final non-appealable determination of such court, the Custodian shall dispose of such purported SUBI Contract File or any document included within such SUBI Contract File as directed by such determination or, if no such determination is made, in accordance with the provisions of this Agreement.  The reasonable expenses of the Custodian incurred as a result of such proceedings shall be borne by the Servicer.

(d)           The Custodian shall deliver to the Rochdale Fund, the Purchaser and the Servicer no later than the third Business Day of each calendar month a report (the “Custodian Monthly Report”), that sets forth a list of all purported SUBI Contract Files held by the Custodian and certain other information as set forth in Exhibit B as of the date of delivery of such Custodian Monthly Report.  The exclusive method of delivery of the Custodian Monthly Report will be by electronic mail.

7.          Release of SUBI Contract Files.

(a)           The Custodian shall release to the Servicer all or any part of any purported SUBI Contract Files held by the Custodian, within three (3) Business Days of the Custodian’s receipt from the Servicer of a Request for Release of Documents in the form of Exhibit C attached hereto (each, a “Request for Release of Documents”).  The Custodian shall use United Parcel Service, Federal Express or other nationally recognized overnight courier service for the purpose of transmission of such SUBI Contract Files in the performance of the Custodian’s duties hereunder.  The Servicer will arrange for the provision of such services and transmission at its sole cost and expense by providing the Custodian with Servicer’s account number with respect to the Servicer’s preferred nationally recognized overnight courier service and will maintain such insurance against loss or damage to SUBI Contract Files as Servicer deems appropriate.  It is expressly agreed that in no event shall the Custodian have any liability for any losses or damages to any person arising out of actions of the Custodian in accordance with instructions of the Servicer relating to the transmission of SUBI Contract Files as described in this Section.  The Custodian is hereby authorized to use a nationally recognized courier service in accordance with the foregoing provisions and shall be indemnified by the Servicer for any claim arising from using such courier service; provided, however, the Servicer shall not be liable to the Custodian for any claim resulting from the willful misconduct, bad faith or gross negligence of the Custodian.

(b)           All documents released in accordance with this Section 7 to the Servicer shall be held by the Servicer in trust for the sole benefit of the Purchaser (or, if the related SUBI Underlying Contract is repurchased by the Seller, for the benefit of the Seller).  If a SUBI Contract File, or any part thereof, is released to the Servicer pursuant to the previous sentence for the purpose of facilitating the servicing or enforcement of the Required Documents related to such SUBI Contract File, the Servicer shall return such SUBI Contract File or part thereof to the Custodian promptly upon the Servicer’s need for such SUBI Contract File having come to an end. At such time as the Servicer returns any such SUBI Contract File or part thereof to the Custodian, the Servicer shall provide written notice of such return to the Custodian in the form of Exhibit D to this Agreement and the Custodian shall hold such returned SUBI Contract File or part thereof in accordance with the terms of this Agreement, provided, however, that the Custodian shall not inspect the contents of such returned SUBI Contract File to confirm that any of the documents contained therein prior to their delivery by Custodian to any other Person are missing or for any other purpose.  The Custodian shall not have any obligation to perform any verification or certification with respect to such documents as may be delivered to Custodian pursuant to this paragraph.

(c)           The Servicer shall indemnify the Custodian, the Purchaser and each of their respective Affiliates, officers, directors, shareholders, trustees, employees, partners and agents for any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against such Person as a result of the release of any SUBI Underlying Contracts or SUBI Contract Files or portions thereof pursuant to, or in contravention of, Section 7(a) to the Servicer or the retention of the SUBI Underlying Contracts and SUBI Contract Files or such portions thereof by the Servicer or any of its Affiliates; provided, however, the Servicer shall not be liable to any of the foregoing Persons for any amount and any portion of any such amount resulting from the willful misconduct, bad faith or gross negligence of such Person.  The provisions of this Section 7(c) shall survive the termination of this Agreement or the termination or resignation of the Servicer or the Custodian.

8.          Fees and Expenses of the Custodian. It is understood and agreed that the Custodian shall be entitled to receive the fee (the “Custodian Fee”) and receive reimbursement for reasonable out-of-pocket expenses under this Agreement, each as specified in that certain “Schedule of Fees for Custodian” attached hereto as Annex II.  No later than the 5th Business Day of each month, the Custodian shall deliver to the Purchaser a monthly itemized invoice that sets forth the Custodian Fee due and payable for the immediately preceding month, and the Purchaser shall pay the Custodian the Custodian Fee set forth in each such invoice within thirty days after its receipt of such invoice; provided, however, that the failure of the Custodian to deliver any such invoice shall not excuse the Purchaser from its obligation to pay any Custodian Fee.

9.          Inspection. Upon reasonable prior written notice to the Custodian and at a mutually agreeable time, each of the Rochdale Fund, the Purchaser, the Servicer and their respective authorized representatives (the “Inspectors”) will be permitted during the Custodian’s normal business hours (i) to examine the SUBI Contract Files, documents, records and other papers in the possession or under the control of the Custodian relating to any or all of the SUBI Underlying Contracts, and (ii) to discuss matters relating to the Custodian’s performance under this Agreement, or the Custodian’s possession of the documents comprising the SUBI Contract Files, in each case, with any of the officers and employees of the Custodian having knowledge of such matters; provided, however, that the Inspectors shall use their commercially reasonable efforts not to interfere with the normal business operations of the Custodian when the Custodian makes such SUBI Contract Files, documents, records, other papers, or officers or employees available.  The reasonable out-of-pocket expenses of the Custodian, if any, in connection with any such examination shall be payable by the respective Inspector(s).

10.        Insurance of the Custodian. The Custodian shall, at its own expense, maintain at all times during the term of this Agreement and keep in full force and effect insurance covering the SUBI Contract Files, documents, records and other papers in the possession or under the control of the Custodian relating to any or all of the SUBI Underlying Contracts and the performance Custodian’s duties and services hereunder in such amounts, and with commercially standard coverage and subject to deductibles, as are customary for similar insurance typically maintained by banks that act as custodians in similar transactions.

11.        Intentionally Omitted.

12.        Copies of SUBI Contract Files. Within three (3) Business Days after the Custodian’s receipt of a written request of the Purchaser, the Custodian shall provide the Purchaser, at the Servicer’s expense, with copies of the requested documents in any purported SUBI Contract Files; provided, that, if the SUBI Contract Files are so voluminous such that, in the reasonable determination of the Custodian, the Custodian cannot deliver all such copies within the above-described three (3) Business Day period, the Purchaser and the Custodian shall agree to a mutually agreed upon time period for such delivery.

13.        Resignation by and Removal of Custodian; Successor Custodian.

(a)           The Custodian may at any time resign and terminate its obligations under this Agreement upon its delivery of at least sixty (60) days’ prior written notice of resignation and termination to all the other parties to this Agreement; provided, however, that no such resignation and termination shall be effective until a successor Custodian is duly appointed (and accepts such appointment) pursuant to the terms of this Section 13. Promptly after the receipt of notice of the Custodian’s intended resignation by the Purchaser, the Purchaser shall appoint, by written instrument, a successor custodian acceptable to the Purchaser and the Rochdale Fund. If the Purchaser fails to appoint a successor Custodian within sixty (60) days after the receipt of the Custodian’s notice of resignation by the Purchaser the Custodian, at the expense of Servicer, may petition a court of competent jurisdiction to appoint a successor custodian.  A copy of any aforementioned instrument of appointment shall be delivered by the Purchaser to each of the Seller, the Servicer, the Custodian and the successor custodian.  Any successor custodian appointed pursuant to this Section 13 shall be eligible to act in such capacity in accordance with this Section 13 and, following compliance with the preceding sentence, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with the effect as if it were originally named Custodian.

(b)           The Purchaser, with or without cause (but only with the Rochdale Fund’s prior written consent, which consent shall not be unreasonably withheld), upon its delivery of at least sixty (60) days’ written notice to the Custodian, may remove and discharge the Custodian (or any successor custodian thereafter appointed) from the performance of its obligations under this Agreement. A copy of such notice shall be delivered by the Purchaser to the Rochdale Fund, the Seller and the Servicer.  Promptly after the giving of notice of removal of the Custodian, the Purchaser shall appoint, by written instrument, a successor custodian reasonably acceptable to the Servicer. One original counterpart of such instrument of appointment shall be delivered by the Purchaser to each of the Rochdale Fund, the Seller, the Servicer, the Custodian and the successor custodian.  If the Purchaser fails to appoint a successor custodian within sixty (60) days after their giving of notice of removal and discharge to the Custodian, the Custodian may petition a court of competent jurisdiction to appoint a successor custodian, at the expense of the Servicer.

(c)           In the event of any such resignation or removal, the Custodian shall as promptly as practicable transfer to the successor custodian, as directed in writing by the Purchaser, all SUBI Contract Files being administered under this Agreement.

(d)           The costs and expenses incurred to move the SUBI Contract Files to a successor Custodian as a result of any removal of the Custodian without cause hereunder shall be borne by the Servicer; provided, however, that any costs and expense incurred in connection with the resignation of the Custodian or the removal of the Custodian by the Purchaser in connection with fraud, bad faith, gross negligence, willful misconduct, material breach of this Agreement (as determined by a final, non-appealable order from a court of competent jurisdiction) or violation of Law applicable to the Custodian on the part of the Custodian hereunder shall be borne by the Custodian.  The Custodian shall use United Parcel Service, Federal Express or other nationally recognized overnight courier service for the purpose of transmission of such SUBI Contract Files in the performance of the Custodian’s duties hereunder.  The Servicer will arrange for the provision of such services and transmission at its sole cost and expense by providing the Custodian with Servicer’s account number with respect to the Servicer’s preferred nationally recognized overnight courier service and will maintain such insurance against loss or damage to SUBI Contract Files as Servicer deems appropriate. It is expressly agreed that in no event shall the Custodian have any liability for any losses or damages to any person arising out of actions of the Custodian in accordance with instructions of the Purchaser or Servicer relating to the transmission of SUBI Contract Files as described in this Section.  The Custodian is hereby authorized to use a nationally recognized courier service in accordance with the foregoing provisions and shall be indemnified by the Servicer for any claim arising from using such courier service; provided, however, the Servicer shall not be liable to the Custodian for any claim resulting from the willful misconduct, bad faith or gross negligence of the Custodian.

14.        Indemnity. Without limiting any other rights which the Custodian or any other Person may have hereunder or under applicable Law, each of the Purchaser and the Servicer hereby agrees jointly and severally to indemnify the Custodian, each of its respective successors, and permitted assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses actually incurred, including reasonable attorneys’ fees and disbursements actually incurred (all of the foregoing being collectively called “Indemnified Amounts”) arising out of or relating to this Agreement or the transactions contemplated hereby; excluding, however, Indemnified Amounts resulting from fraud, bad faith, gross negligence, willful misconduct, material breach of this Agreement (as determined by a final, non-appealable order from a court of competent jurisdiction) resulting from fraud, gross negligence, or willful misconduct or violation of Law applicable to the Custodian on the part of such Indemnified Party or its agent or subcontractor (BUT EXPRESSLY EXCLUDING FROM THIS CLAUSE, AND EXPRESSLY INCLUDING IN THE INDEMNITY SET FORTH IN THIS SECTION 14, INDEMNIFIED AMOUNTS ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNIFIED PARTY, IT BEING THE INTENT OF THE PARTIES THAT, TO THE EXTENT PROVIDED IN THIS SECTION 14, INDEMNIFIED PARTIES SHALL BE INDEMNIFIED FOR THEIR OWN ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE NOT CONSTITUTING FRAUD, BAD FAITH, GROSS NEGLIGENCE, WILLFUL MISCONDUCT, BREACH OF THIS AGREEMENT OR VIOLATION OF APPLICABLE LAW).

The provisions of this Section 14 shall survive the resignation or removal of the Custodian and the termination of this Agreement.

15.        Limitation of Liability.

(a)           The Custodian shall not be liable to the Rochdale Fund, the Purchaser, the Seller, the Servicer or any other Person for any loss, claim, damage, liability or expense resulting from or arising out of any act or failure to act by it, other than for any loss, claim, damage, liability or expense arising out of (i) the Custodian’s failure to perform such obligations in accordance with the standard of care set forth in Section 2 or (ii) material breach of this Agreement (as determined by a final, non-appealable order from a court of competent jurisdiction) resulting from fraud, gross negligence, or willful misconduct or violation of Law applicable to the Custodian on the part of the Custodian.  The obligations of the Custodian shall be determined solely by the express provisions of this Agreement. In no event shall the Custodian or its directors, officers, shareholders, agents and employees be held liable for any special, indirect, punitive  or consequential damages of any kind whatsoever (including, without limitation, loss of profit) resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages and regardless of the form of action or inaction.

(b)           In the Custodian’s review of documents pursuant to Sections 4, 5, and 6 of this Agreement, the Custodian shall be under no duty or obligation to inspect, review or examine the SUBI Contract Files or any other document to determine that the contents thereof are genuine, enforceable or appropriate for the represented purpose or that they are other than what they purport to be on their face.

(c)           The Custodian may rely upon, and shall be protected in acting upon, or refraining to act upon (in each case, in accordance with the terms of this Agreement), and need not verify the accuracy of, (i) any written instructions from any Persons the Custodian reasonably believes to be authorized to give such instructions, who shall only be, with respect to the Rochdale Fund, the Purchaser, and the Servicer, Persons the Custodian believes in good faith to be Authorized Representatives (as defined in Section 18 hereof), and (ii) any written instruction, notice, order, request, direction, certificate, opinion or other instrument or document reasonably believed by the Custodian to be genuine and to have been signed and presented by or on behalf of an Authorized Representative (whether such presentation is by personal delivery, express delivery or facsimile).

(d)           The Custodian may, at the expense of Servicer, consult with counsel with regard to advice sought questions arising out of or in connection with the Custodian’s performance of this Agreement, and the written or oral advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by the Custodian in reliance, in good faith, and in accordance therewith unless the Custodian has actual knowledge that the written or oral advice or opinion, or representations with respect to matters upon which the written or oral advice or opinion may be based, are erroneous.

(e)           No provision of this Agreement or any other Transaction Document shall require the Custodian, in its capacity as Custodian or in its individual capacity, to expend or risk its own funds or otherwise incur financial liability in the performance of its duties under this Agreement if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity is not reasonably assured to it.

(f)           The Custodian shall not be responsible or liable for, and makes no representation or warranty with respect to, the validity, adequacy or perfection of any lien upon, or security interest in, any SUBI Underlying Contracts or related SUBI Contract Files purported to be granted at any time pursuant to any Transaction Document or otherwise.

(g)           Notwithstanding anything to the contrary herein, the Custodian shall not be liable for any delays in performance or non-performance for causes beyond its control, including, but not limited to, acts of war or terrorism, acts of God, computer viruses, interruptions, loss or malfunctions of communications or computer (software and hardware) services, power line or other utility failures or interruptions, fire, flood, epidemic, strike, acts of the Purchaser or any other Person, restriction by civil or military authority in their sovereign or contractual capacities or transportation failure. In the event of any such delay, performance shall be extended for so long as such period of delay.  Notwithstanding anything to the contrary herein, the Custodian shall incur no liability if, by reason of any provision of any present or future law or regulation thereunder, or by any force majeure event, including but not limited to any of the foregoing circumstances described in this paragraph, the Custodian shall be prevented or forbidden from doing or performing any act or thing which the terms of this Agreement provide shall or may be done or performed.

(h)           The Custodian shall have no duties or responsibilities except those that are specifically set forth herein, and no duties, responsibilities or obligations shall be inferred or implied.  The Custodian shall be under no responsibility or duty with respect to the disposition of any SUBI Contract Files while such SUBI Contract Files are not in its possession in accordance with the terms of this Agreement.

(i)           The Custodian shall not be responsible for preparing or filing any reports or returns relating to federal, state or local income or other taxes with respect to this Agreement, other than for the Custodian’s compensation.

(j)           The Custodian shall not be subject to, nor required to comply with, any other agreement between or among any or all of the parties hereto, including any of the Transaction Documents, unless the Custodian is a party thereto and has executed same, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from any party hereto or any Person acting on its behalf.

(k)           The Custodian shall not be responsible for or in respect of and makes no representation as to the validity, value, genuineness or collectibility of any document or instrument held by or delivered to it, or as to the validity or sufficiency of any provision of this Agreement with respect to any other party hereto, or for the due execution hereof by any other party hereto.

(l)           In the exercise of its rights and powers and in the performance of its duties and obligations under this Agreement, the Custodian: (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them; provided, however, notwithstanding any such subservicing agreement, the Custodian shall remain obligated and liable for the performance of the services and its other obligations hereunder in accordance with the provisions of this Agreement, without diminution of any such obligation or liability by virtue of any such subservicing agreements, to the same extent and under the same terms as if the Custodian alone was performing the services and its other obligations hereunder and (ii) may consult with accountants and other skilled professionals to be selected in good faith and employed by it.  Except expressly as set forth herein, all costs and expenses of such subservicers shall be borne by the Custodian and the Purchaser shall not have any liability therefor.

(m)           The Custodian shall not be required to take any action hereunder or pursuant to any written instruction, direction or request delivered in accordance with the provisions hereof if the Custodian shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Custodian or is contrary to the terms hereof or is otherwise contrary to law.

(n)           Whenever the Custodian is in good faith unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any written instruction delivered pursuant to the terms hereof, or is unsure as to the application, intent, interpretation or meaning of any provision of this Agreement, the Custodian shall promptly give notice (in such form as shall be appropriate under the circumstances) to Purchaser requesting instruction as to the course of action to be adopted and, to the extent an instruction from the Purchaser is provided to the Custodian and the Custodian acts in good faith in accordance with such instruction received, the Custodian shall not be liable on account of such action to any Person.  If the Custodian shall not have received appropriate instructions within ten (10) calendar days of sending such notice (or within such shorter period of time as reasonably may be specified in such notice to be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with this Agreement, and the Custodian shall have no liability to any Person for any such action or inaction.

(o)           The Custodian shall not be liable for the default or misconduct of any other party hereto, or of any other Person in connection with this Agreement or otherwise.

(p)           If the Custodian shall receive instructions, claims or demands from any of the parties hereto with respect to this Agreement or any other Transaction Document, which, in its own opinion or the opinion of its legal counsel, conflict with any provisions of this Agreement, or any other direction previously delivered to the Custodian, the Custodian shall promptly send a written request to each affected party for clarification of such conflict. The Custodian may refrain from taking any action (other than to hold such documents in accordance with the terms and conditions hereof) until such conflict shall have been eliminated in the reasonable opinion of the Custodian or the Custodian shall have been directed otherwise in writing by all affected parties or by a final order or judgment of a court of competent jurisdiction, whichever occurs first.

(q)           The terms of this Section 15 shall apply notwithstanding any other provision of this Agreement and shall survive the termination of this Agreement and the removal or resignation of the Custodian.

16.        Purchaser, Seller and the Servicer Remain Liable. Notwithstanding any term or provision of this Agreement, (a) each of the Purchaser, the Servicer and the Seller shall remain liable under the Sale and Purchase Agreement, the Servicing Agreement and other agreements executed by them (as applicable) with respect to the SUBI Underlying Contracts and Related Assets purchased by the Purchaser to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not been executed, and (b) the exercise by the Custodian of any of its respective rights under this Agreement shall not release the Purchaser, the Seller or the Servicer from any of their respective duties or obligations under the Sale and Purchase Agreement, the Servicing Agreement or any other agreements executed by them (as applicable) with respect to the SUBI Underlying Contracts and Related Assets purchased by the Purchaser.

17.        Term of Agreement. Except for such provisions which by their terms expressly survive termination, this Agreement shall be terminated upon the delivery of written notice of termination by the Purchaser to the Custodian and payment in full of all amounts due to the Custodian hereunder, or upon the termination of the Sale and Purchase Agreement.

18.        Authorized Representatives.

(a)           The names of the officers of the Rochdale Fund, the Servicer, the Purchaser and the Seller who are authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Agreement on behalf of such parties (“Authorized Representatives”) are set forth on Annex III hereto. From time to time, any of such parties may, by delivering to the Custodian and all other parties to this Agreement a revised Annex III, change the information previously given therein, but the Custodian shall be entitled to rely conclusively on the last Annex III until receipt of a superseding Annex III.

(b)           The Servicer, the Rochdale Fund, Seller and Purchaser hereby acknowledge and agree that Settlement Funding, LLC has been appointed pursuant to the Servicing Agreement as Servicer to service and administer the SUBI Underlying Contracts.  Until receipt from the Purchaser by the Custodian of written notice of the replacement of the Servicer or any other written instruction of the Purchaser, the Purchaser hereby authorizes and instructs the Custodian to accept performance of Settlement Funding, LLC, as Servicer with respect to matters relating to the servicing and administration of the SUBI Underlying Contracts and the enforcement of the rights and interests of the Purchaser in and under the SUBI Underlying Contracts.

19.        Notices.

(a)           Unless expressly otherwise provided in this Agreement, all notices, demands, directions, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by first-class mail, overnight courier service, or by registered, certified or express mail, postage prepaid, return receipt requested, or by facsimile copy, or telegram (with messenger delivery specified in the case of a telegram) and shall be deemed to be received for purposes of this Agreement on (i) the fifth (5th) Business Day following the day on which such notice was properly addressed and placed in the custody of the U.S. Postal Service, (ii) the second (2nd) Business Day following the day on which such notice was properly addressed and placed in the custody of an overnight courier service, including express mail service, or (iii) the same Business Day on which such notice is properly addressed and sent by telegram, messenger or facsimile.

(b)           Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section, notices, demands, instructions, directions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers) indicated below:

If to the Seller:	Peachtree Funding Northeast, LLC
c/o Settlement Funding, LLC
3301 Quantum Boulevard, 2nd Floor
Boynton Beach, Florida 33426
Attention: Chief Executive Officer, with a copy to the General Counsel
Telephone: (866) 890-9723

If to the Servicer:	Settlement Funding, LLC
3301 Quantum Boulevard, 2nd Floor
Boynton Beach, Florida 33426
Attention: Chief Executive Officer, with a copy to the General Counsel
Telephone: (866) 890-9723

If to the Purchaser:	Dura Rock LF Trust, for and with respect to its
Rochdale High Yield Advances Fund series
c/o Wells Fargo Bank, N.A.
MAC N9311-161
6th & Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Asset Backed Securities
Telephone: (612) 667-8058

If to the Custodian:	Wells Fargo Bank, N.A.
MAC N9311-161
6th & Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Asset Backed Securities
Telephone: (612) 667-8058

with a copy, which shall
not constitute notice, to:	Potter Anderson & Corroon LLP
1313 North Market Street
Wilmington, Delaware 19801
Attention: Scott E. Waxman, Esq.
Telephone: 302-984-6114

If to the Rochdale Fund:	Rochdale High Yield Advances Fund LLC
c/o Rochdale Investment Management, LLC
570 Lexington Avenue
New York, New York 10022
Attention: Kurt Hawkesworth, Senior Executive Vice President & General Counsel
Facsimile.: (212)702-3545

(c)           Notwithstanding anything to the contrary contained herein, all parties to this Agreement agree that where any written consent or notice or report is required of any party, a facsimile transmission or other electronic transmission agreed to by the parties hereto signed on behalf of that party will be sufficient to serve as such written consent or notice.  The Custodian may act upon any instrument or other writing believed by it in good faith to be genuine, and to be signed or presented by the proper person.

The Custodian agrees to accept and act upon instructions or directions from the Servicer pursuant to and in accordance with this Agreement sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, provided, however, that (a) the

Servicer, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Custodian in a timely manner, and (b) such originally executed instructions or directions shall be signed by a person as may be designated and authorized to sign for the Servicer, by an Authorized Representative thereof. If the Servicer elects to give the Custodian e-mail or facsimile instructions (or instructions by a similar electronic method) and the Custodian in its discretion elects to act upon such instructions, the Custodian’s understanding of such instructions shall be deemed controlling. The Custodian shall not be liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Servicer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Custodian, including without limitation the risk of the Custodian’s acting on unauthorized instructions, and the risk or interception and misuse by third parties.

20.        GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

21.        CONSENT TO SERVICE; SUBMISSION TO JURISDICTION; WAIVER OF TRIAL BY JURY. EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH IN SECTION 19 HEREOF. WITH RESPECT TO ANY CLAIM ARISING OUT OF THIS AGREEMENT, EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT IN NEW YORK, AND EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING HERETO BROUGHT IN ANY SUCH COURT. EACH PARTY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM AND FURTHER IRREVOCABLY WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH CLAIM, SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY, PROVIDED THAT SERVICE OF PROCESS IS MADE AS SET FORTH IN THIS SECTION 21, OR BY ANY OTHER LAWFUL MEANS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

22.        Assignment; Binding Effect. No party to this Agreement may assign this Agreement or any of its rights, or delegate any of its obligations under this Agreement without the prior express written consent of all the other parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. In addition, the Rochdale Fund shall be a third party beneficiary hereof. The assigning party shall provide the Custodian with five (5) Business Days prior written notice of the name of the proposed assignee and a list of designated officers of the proposed assignee.

23.        Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and together shall constitute and be one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by electronic mail in Adobe portable document forma shall be effective as delivery of a manually executed counterpart of this Agreement.

24.        Heading. The Section headings are not part of this Agreement and shall not be used in its interpretation.

25.        Representations, Warranties and Covenants of the Custodian.

(a)           The Custodian hereby represents and warrants to, and covenants with each of the parties to this Agreement, that as of the date hereof and as of each Purchase Date:

(i)             The Custodian is a national banking association duly organized and validly existing under the laws of the United States of America;

(ii)             The Custodian has the full power and authority to hold the documents comprising each SUBI Underlying Contract and each other document in any SUBI Contract Files and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement.  The Custodian has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement.  This Agreement constitutes the legal, valid and binding obligations of the Custodian, enforceable against it in accordance with its terms except as such enforcement may be limited by general principles of equity or by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights;

(iii)             None of the execution and delivery of this Agreement, nor the delivery of SUBI Contract Files to the Custodian, nor the consummation of the transactions contemplated hereby or thereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Custodian’s charter or bylaws or any agreement or instrument to which the Custodian is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Custodian or its property is subject;

(iv)             There is no litigation pending or, to the Custodian’s knowledge, threatened, which, if determined adversely to the Custodian, would adversely affect the execution, delivery or enforceability of this Agreement, or any of the duties or obligations of the Custodian hereunder, or which would have a material adverse effect on the Custodian;

(v)             No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by the

Custodian of or compliance by the Custodian with this Agreement or the consummation of the transactions contemplated hereby;

(vi)             Subject to all of its protections and rights hereunder, upon written request of the Purchaser (and the payment of any related expenses and additional fees of the Custodian), the Custodian shall take such reasonable steps as requested by the Purchaser to protect or maintain any interest in the SUBI Underlying Contracts, the Required Documents and all Related Assets purchased by the Purchaser;

(vii)            The office where the Custodian keeps all of its records is located at the address set forth below:

Wells Fargo Bank, N.A.
ABS Custody Vault
1055 10th Avenue SE
MAC N9401-011
Minneapolis, MN 55414
Attn: ABS Vault Manager
Facsimile:  612-667-1080

The Custodian agrees to provide prior written notice to the other parties to this Agreement of any change to such address in accordance with the terms of this Agreement.

(viii)             The Custodian is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any SUBI Contract Files; and

(ix)             The Custodian has no actual knowledge of any party having notified the Custodian that any third party claims an interest in the SUBI Underlying Contracts or is requesting the Custodian to act as a bailee with respect to the SUBI Contract Files.  Within one (1) Business Day of obtaining actual knowledge of any such third party claim described in the preceding sentence, the Custodian shall deliver a written notice of such claim to the Purchaser and the Servicer.

(b)           The Custodian covenants and warrants to the other parties to this Agreement that as of each Purchase Date: (i) it holds no adverse interest, by way of security or otherwise, in any SUBI Underlying Contract or SUBI Contract Files other than pursuant to its rights under this Agreement; (ii) the execution of this Agreement and the creation of the custodial relationship hereunder does not create any interest, by way of security or otherwise, of the Custodian in or to any SUBI Underlying Contract or SUBI Contract Files, other than the Custodian’s rights as custodian hereunder; and (iii) it hereby irrevocably waives and releases any such interest which it may have in any such SUBI Underlying Contract or SUBI Contract Files other than pursuant to its rights under this Agreement.

26.        ADVICE FROM INDEPENDENT COUNSEL. THE PARTIES HERETO UNDERSTAND THAT THIS AGREEMENT IS A LEGALLY BINDING AGREEMENT THAT MAY AFFECT SUCH PARTY’S RIGHTS. EACH PARTY REPRESENTS TO THE OTHERS THAT IS HAS HAD THE OPPORTUNITY TO RECEIVE LEGAL ADVICE FROM COUNSEL OF ITS CHOICE REGARDING THE MEANING AND LEGAL SIGNIFICANCE OF THIS AGREEMENT.

27.        Merger or Consolidation of the Custodian. Any corporation, banking association or trust company into which the Custodian may be merged or converted or consolidated with, or any corporation, banking association or trust company resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any corporation, banking association or trust company succeeding to all or substantially all the corporate trust business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

28.        Amendments. No amendment or modification of any provision of this Agreement shall be effective without the written agreement of each of the parties hereto, and no termination or waiver of any provision of this Agreement or consent to any departure therefrom shall be effective without the written concurrence of the other parties hereto.

29.        Other Agreements. In the event of any conflict between the provisions of this Agreement and the provisions of any other agreement with respect to the duties of the Custodian, the provisions of this Agreement shall govern and control.

30.        Limited Recourse.  It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed by Wells Fargo Bank, National Association, not in its individual capacity, but solely as Trustee on behalf of the Purchaser, (ii) in no event shall Wells Fargo Bank, National Association, in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Purchaser hereunder, as to all of which recourse shall be had solely to the assets of the Purchaser, (iii) in no event shall Wells Fargo Bank, National Association have any obligation to perform any of the obligations and covenants of the Purchaser under this Agreement, and (iv) under no circumstances shall Wells Fargo Bank, National Association be personally liable for the payment of any indebtedness or expenses of the Purchaser under this Agreement.

31.        Series Disclaimer and Acknowledgment.  The parties hereto acknowledge and agree that the Purchaser is organized in series pursuant to Section 3804(a) and 3806(b)(2) of the Delaware Statutory Trust Act and that the Purchaser has entered into this Agreement with respect to its Rochdale High Yield Advances Fund series only (the “Series”).  As such, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Series shall be enforceable against the assets of the Series only, and not against the assets of the Purchaser generally or the assets of any other series of the Purchaser or against the Trustee of the Purchaser.  There may be several series of the Purchaser created pursuant to the Trust Agreement of the Purchaser.

(Signatures on following pages)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the day and year first above written.

“SELLER”:

PEACHTREE FUNDING NORTHEAST, LLC

By:
Name:
Title:

“SERVICER”:

SETTLEMENT FUNDING, LLC

By:
Name:
Title:

“CUSTODIAN”:

WELLS FARGO BANK, N.A.

By:
Name:
Title:

“PURCHASER”:

DURA ROCK LF TRUST, for and with respect to its Rochdale High Yield Advances Fund series

Wells Fargo Bank, National Association, not in its individual capacity, but solely as Trustee

By:
Name:
Title:

Annex I
Custodian and Verification
Agreement

SUBI CONTRACT FILE

(A)          The original or a photocopy of the SUBI Underlying Contract, executed by the Claimant; and

(B)          with respect to any SUBI Underlying Contract, executed copies of each of the following:

(i)            a photocopy of a summary of any bankruptcy, tax, judgment, divorce decree, UCC or other searches, with respect to a Claimant (and a copy of the summary of the results thereof) and any lien payoff documentation, if any;

(ii)           any acknowledgments of releases and payment obligations received by any of the Seller and its Affiliates related to such SUBI Underlying Contract, if any;

(iii)          all other applicable notices, agreements, instruments and documents required to be obtained under the applicable Laws relating to the transfer of Litigation Payments, if any;

(iv)          a photocopy of an identification card for the Claimant (or other such documentation provided by the Seller that purports to identify the Claimant);

(v)           a photocopy of any marriage certificate, divorce agreement or death certificate (if applicable);

(vi)          a document labeled or purported to be the Lawyer’s Acknowledgment Letter, or other documents that appear to be certified by Seller as satisfying the requirements of the Lawyer’s Acknowledgment Letter (if applicable); and

(vii)         a document labeled or purported to be the Seller’s Certificate, or other documents that appear to be certified by Seller as satisfying the requirements of the Seller’s Certificate (if applicable).

Annex II
Custodian and Verification
Agreement

SCHEDULE OF FEES FOR CUSTODIAN

Annex III
Custodian and Verification
Agreement

AUTHORIZED REPRESENTATIVES

Authorized Representatives of
Dura Rock LF Trust:

Name

Joseph L. Nardi

Jennifer Davis

Jeanine Casey

Authorized Representatives of
Settlement Funding, LLC as the Servicer:

Name

James D. Terlizzi

Craig M. Lessner

Robert Rigal

Pradip Raval

Stephen Kirkwood

Authorized Representatives of
Peachtree Funding Northeast, LLC as the Seller:

Name

James D. Terlizzi

Craig M. Lessner

Robert Rigal

Pradip Raval

Stephen Kirkwood

Exhibit A
Custodian and Verification
Agreement

FORM OF VERIFICATION CERTIFICATE

[__________, 20___]

Verification Certificate

Dura Rock LF Trust
for and with respect to its Rochdale High Yield Advances Fund series
c/o Wells Fargo Bank, National Association
MAC N9311-161
6th & Marquette Avenue
Minneapolis, Minnesota  55479
Attention:  Asset Backed Securities
Telephone: (612) 667-8058

Rochdale High Yield Advances Fund LLC
c/o Rochdale Investment Management, LLC
570 Lexington Avenue
New York, New York 10022
Attention: Kurt Hawkesworth, Senior Executive Vice President & General Counsel
Facsimile.: (212)702-3545

Re:
Custodian and Verification Agreement (the “Agreement”), dated as of April ___, 2011, among Dura Rock LF Trust, for and with respect to its Rochdale High Yield Advances Fund series as the Purchaser (the “Purchaser”), Settlement Funding, LLC, as the Servicer, Peachtree Funding Northeast, LLC, as the Seller, and Wells Fargo Bank, N.A., as the Custodian

Ladies and Gentlemen:

In accordance with the provisions of Section 4 of the Agreement, the undersigned, as the Custodian, hereby certifies to the Purchaser that, as to each SUBI Underlying Contract listed in the Underlying Contract Schedule attached hereto, it has reviewed the documents delivered to it pursuant to Section 3 of the Agreement and has determined that, based solely on the Verification Criteria set forth on Schedule 1 hereto, except for any Deficiencies, if any, noted on Schedule X attached hereto, such SUBI Underlying Contract(s) satisfy(ies) the Verification Criteria.

It is expressly understood and agreed by the recipient hereof and any Person relying hereon that this Verification Certificate is subject to the rights, privileges, protections and immunities of the Custodian set forth in the Agreement.

This Verification Certificate is non-transferable; it being understood and agreed that copies hereof may be delivered to any party to the Agreement, including, for the avoidance of doubt, any successor-in-interest thereto.

All capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Agreement.

WELLS FARGO BANK, N.A., as the Custodian

By:
Name:
Title:

cc:	Settlement Funding, LLC Peachtree Funding Northeast, LLC

SCHEDULE 1 TO VERIFICATION CERTIFICATE

VERIFICATION CRITERIA

Item/Criteria	How Confirmed
Contents of purported SUBI Contract File
Review the contents of what purports to be a SUBI Contract File submitted to the Custodian with respect to an Underlying SUBI Contract and confirm that the Custodian has received documents that purport to be or are otherwise labeled as all of the Required Documents listed in the Underlying Contract Schedule as having been included in the related SUBI Contract File.

Execution of Required Documents
Review the contents of what purports to be a SUBI Contract File submitted to the Custodian with respect to an Underlying SUBI Contract and confirm that such SUBI Underlying Contract has been purportedly signed by the Claimant and all other Required Documents listed in the Underlying Contract Schedule have been purportedly signed on all signature lines appearing on such documents, including signature lines for notaries and/or witnesses.

Each Claimant is a U.S. resident at the time of the execution of the Underlying Contract with Seller and the purchase of such Underlying Contract by the Purchaser.
Review copy of the Claimant’s driver’s license, state identification card, passport (or other such documentation provided by the Seller to identify the Claimant) supplied by the Seller and confirm that such driver’s license, state identification card, passport (or other such documentation provided by the Seller to identify the Claimant) purports that the Claimant is a U.S. resident.

Exhibit B
Custodian and Verification
Agreement

FORM OF CUSTODIAN MONTHLY REPORT

The Custodian Monthly Report shall contain the following information for each purported SUBI Contract File held by the Custodian as of the date of delivery of such Custodian Monthly Report:

Name of Claimant
SUBI Underlying Contract Number
Deficiencies

Exhibit C
Custodian and Verification
Agreement

REQUEST FOR RELEASE OF DOCUMENTS

[_____________, 20___]

To:       Wells Fargo Bank, N.A.
________________________
________________________
________________________

Re:
Custodian and Verification Agreement (the “Agreement”), dated as of April ___, 2011, among Dura Rock LF Trust, for and with respect to its Rochdale High Yield Advances Fund series as the Purchaser (the “Purchaser”), Settlement Funding, LLC, as the Servicer, Peachtree Funding Northeast, LLC, as the Seller, and Wells Fargo Bank, N.A., as the Custodian

In connection with the administration of the SUBI Underlying Contracts and related SUBI Contract Files held by you as the Custodian, we request that you release [SUBI Contract File/specify documents] for the SUBI Underlying Contract(s) described below, for the reason(s) indicated.

Underlying Contract File number and Claimant name:

Servicer Address:

Reason for Requesting Documents (check one)

_____	1.	SUBI Underlying Contract paid in full

_____	2.	Repurchase of SUBI Underlying Contract by the Seller (explain)

_____	3.	Servicing of SUBI Underlying Contract

_____	4.	Other (explain)

All capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Agreement.

SETTLEMENT FUNDING, LLC, as Servicer

By:
Name:
Title:

Date:

Exhibit D
Custodian and Verification
Agreement

[______________, 20___]

RETURN OF DOCUMENTS TO CUSTODIAN

Wells Fargo Bank, N.A.
______________________
______________________
______________________
Attention: ______________

Re:
Custodian and Verification Agreement (the “Agreement”), dated as of April ____, 2011, among Dura Rock LF Trust, for and with respect to its Rochdale High Yield Advances Fund series as the Purchaser, Settlement Funding, LLC, as the Servicer, Peachtree Funding Northeast, LLC, as the Seller, and Wells Fargo Bank, N.A., as the Custodian

Ladies and Gentlemen:

In accordance with Section 7 of the Agreement, enclosed please find the [SUBI Contract File/specify documents] for the SUBI Underlying Contract described below:

Underlying Contract File number and Claimant name:

Servicer address:

All capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Agreement.

SETTLEMENT FUNDING, LLC, as Servicer

By:
Name:
Title: